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                                                                     Exhibit 3.5


                            CERTIFICATE OF AMENDMENT

                                OF THE BYLAWS OF

                               FAXSAV INCORPORATED


                          Pursuant to Article V of the
                           Fifth Amended and Restated
                          Certificate of Incorporation


                               * * * * * * * * * *


     The undersigned, Peter J. Macaluso, the Secretary of FaxSav Incorporated, a Delaware corporation (the "Company"), hereby certifies that effective _______________, 1996, the Bylaws of the Company, are amended as follows:

     Article II, Section 11, is hereby deleted in its entirety.













                                    -----------------------------
                                    Peter S. Macaluso
                                    Secretary
                                                      , 1996
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